Loan No. 9259535-01

AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

by and between

LIMONEIRA COMPANY, a Delaware corporation
as "Borrower"

and

RABOBANK, N.A., a national banking association
as "Lender"

dated
as of
December 15, 2008

TABLE OF CONTENTS

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AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

This Amended and Restated Line of Credit Agreement (this "**Agreement**") is dated and made effective as of December 15, 2008 between **RABOBANK, N.A.** a national banking association ("Lender") and **LIMONEIRA COMPANY**, a Delaware corporation ("Borrower").

This Agreement amends, restates, and supersedes that certain Line of Credit Agreement between Borrower and Lender dated as of August 8, 2008 (the "**Original Credit Agreement**"). From and after delivery of this Agreement, this Agreement shall replace the Original Credit Agreement and govern the rights of the parties with respect to the obligations originally covered by the Original Loan Agreement.

Borrower has requested a line of credit facility from Lender. Lender is willing to extend credit to Borrower subject to the terms and conditions of this Agreement.

Borrower and Lender agree as follows:

ARTICLE 1 - DEFINITIONS, ACCOUNTING MATTERS AND RULES OF INTERPRETATION

Section 1.01 Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa). Capitalized terms not defined below shall have the meanings defined elsewhere in this Agreement.

"Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common Control with such specified Person.

"Agreement" means this agreement, as amended, supplemented, or modified from time to time.

"Banking Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in California are authorized or required to close and, if the applicable day relates to a LIBOR Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

"Borrower" shall have the meaning specified in the preamble of this Agreement.

"Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

"Closing Date" means the later of (a) the Effective Date or (b) the first date Lender acknowledges that all the conditions precedent in **Section 6.01** are satisfied or waived in accordance with **Section 14.10**.

"Collateral" shall have the meaning specified in **Section 5.01**.

"Collateral Documents" means collectively, all security agreements, deeds of trust, mortgages, collateral assignments, pledge agreements, control agreements, and other instruments or agreements requested by Lender for purposes of creating or perfecting a Lien in favor of Lender in the Collateral.

"Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued there under from time to time, and published interpretations thereof.

"Control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"CPA" means a Certified Public Accountant acceptable to Lender.

"Current Portion of Long Term Debt" means regularly scheduled principal payments of any Debt with a maturity greater than twelve (12) months.

"Debt" means (i) indebtedness or liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations as lessee under Capital Leases; (v) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (vi) obligations under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; (vii) obligations secured by any Liens, whether or not the obligations have been assumed; and (ix) any obligations under any Hedging Agreement.

"Debt Service Coverage Ratio" for any determination period, means the ratio of EBITDA minus dividends, to Current Portion of Long Term Debt plus interest expense.

"Default Rate" shall mean the lesser of (a) the Maximum Rate or (b) that rate per annum which shall from day-to-day be equal to 5.00% in excess of the rate which would otherwise be applicable.

"Designated Account" shall mean Lender's account no. 1291237167 in the name of Borrower or such other account as designated in writing by Borrower and agreed to by Lender.

"Drawdown Date" means, subject to the provisions of this paragraph, in the case of any Line of Credit Advance, the date on which any Line of Credit Advance is made.

"EBITDA" means at any date the sum of (A) net income, excluding any extraordinary and non-operating income or losses, of a Person for the preceding twelve (12) months plus (B) any interest expense, income taxes, depreciation, amortization, and other non-cash charges for such twelve (12) months to the extent they were deducted from gross income to calculate net income.

"Effective Date" means the effective date of this Agreement, as specified in the preamble.

"Environmental Laws" means all applicable laws relating to or imposing liability or standards of conduct concerning protection of health or the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued there under from time to time, and published interpretations thereof.

"ERISA Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

"GAAP" shall have the meaning specified in **Section 1.02**.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Hazardous Substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "caustic," "pollutant," or "contaminant" or a similar designation or regulation under any Environmental Law, and shall also include, without limitation, asbestos, PCBs, petroleum or natural gas.

"Hedging Agreement" means any interest rate swap, interest rate caps, interest rate collars or other similar agreements entered into by Lender, Rabobank International, or any other Affiliate of Lender, with the Borrower, for the purpose of fixing or limiting interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging, security hedging or other agreement for the purpose of limiting the market risk of holding currency, a security or a commodity in either the cash or futures markets.

"Hedging Obligations" means all obligations, indebtedness, and liabilities of the Borrower to Lender, Rabobank International, or any other Affiliate of Lender, arising pursuant to any Hedging Agreements, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all

fees, costs, and expenses (including attorneys' fees and expenses) provided for in such Hedging Agreements.

"Insolvency Proceeding" means the insolvency of a person, the appointment of a receiver of any part of person's property, an assignment by a person for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against a person, excluding, however, any such proceeding which is involuntary and which is dismissed within sixty days of the filing thereof.

"Judgment" means a judgment, decree, or order for the payment of money.

"Laws" means, collectively, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"Legal Fees" means any and all counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender protecting its interest in the Collateral and in enforcing its rights under the Loan Documents.

"Lender" shall have the meaning specified in the preamble of this Agreement and any other Person who becomes an assignee of any rights and obligations of Lender.

"LIBOR Rate" means, for any LIBOR Rate Interest Period, a rate of interest that is subject to change from time to time based on changes in an independent index which is the one month "London Interbank Offered Rate" (LIBOR) as published in any nationally recognized publication as determined by Lender in its reasonable discretion, including without limitation such LIBOR rate appearing on Bloomberg L.P. Page BBAM1 (Official BBA USD Dollar LIBOR Fixings) at approximately 11:00 a.m. London time on the date of determination.

"LIBOR Rate Interest Period" means the one month period specified in **Section 2.02.**

"LIBOR Rate Loan" means a Line of Credit Advance or portion thereof which bears interest calculated by reference to the LIBOR Rate as specified in **Section 2.02.**

"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

"Line of Credit Advance" shall have the meaning specified in **Section 2.01(a)**, and shall include any disbursement of a Line of Credit Advance to or for the benefit of Borrower, including any disbursement of a Line of Credit Advance to an escrow agent for purposes of an escrow closing of the Line of Credit.

"Line of Credit Advance Date" means, with respect to any Line of Credit Advance, the date that Line of Credit Advance is made.

"Loan Documents" means this Agreement, the Line of Credit Note, the Collateral Documents and all other agreements and instruments required by Lender for purposes of evidencing or securing the Line of Credit Advances, including any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements of any of the Loan Documents.

"Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges,

fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to Legal Fees).

"Material Adverse Effect" means any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect as to the validity or enforceability of any Loan Document or any material term or condition contained therein against the applicable Person; (ii) is or could reasonably be expected to be material and adverse to the financial condition, business assets, operations, or property of the applicable Person; or (iii) materially impairs or could reasonably be expected to materially impair the ability of the applicable Person to perform the obligations under the Loan Documents.

"Maximum Rate" means the maximum rate of interest which would not subject Lender to either civil or criminal liability or otherwise limit Lender's rights under this Agreement or the other Loan Documents as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. For purposes of this definition, "applicable law" means the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

"Obligations" means all obligations, indebtedness, and liabilities of Borrower to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of Borrower to repay the Line of Credit Advances, interest on the Line of Credit Advances, and all fees, commissions, Legal Fees, costs, and expenses provided for in the Loan Documents, and all Hedging Obligations.

"Person" means an individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Prepayment" means any prepayment of the principal sum of a Line of Credit Advance in excess of the scheduled principal payment before the scheduled payment date for such amount as required by this Agreement, whether such payment occurs voluntarily or involuntarily, or by acceleration of the maturity of the indebtedness evidenced by the promissory note evidencing the Line of Credit Advance, because of default or otherwise.

"Prime Rate" means the rate of interest in effect for such day as set from time to time by Lender as its "prime rate." The "prime rate" is a rate set by Lender based upon various factors including Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such set rate. Any change in such rate set by Lender shall take effect at the opening of business on the day specified by Lender of such change.

"Prime Rate Loan" means a Line of Credit Advance or portion thereof which bears interest calculated by reference to the Prime Rate.

"Rabobank International" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., a foreign banking organization organized as a cooperative bank under the laws of The Netherlands.

"Real Estate" shall mean all of the real estate now or hereafter legally described in the Collateral Documents.

"Request" shall have the meaning specified in **Section 3.01**.

"Reserve Requirement" means, with respect to any LIBOR Rate Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

"Subsidiary" means, as to Borrower, a corporation or limited liability Borrower, or other entity owned or Controlled, directly, or indirectly through one or more intermediaries, by Borrower.

"Uniform Commercial Code" means the Uniform Commercial Code, as adopted and enacted by the State of California.

"Value" means the value based upon Lender's independent determination of value.

Section 1.02 Accounting Matters. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States ("GAAP"), consistent with those applied in the preparation of the Financial Information, except as otherwise stated herein. Borrower shall not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal years is calculated. If Borrower has any Subsidiaries, all Financial Information to be provided under this Agreement and financial calculations for purposes of this Agreement, shall be done on a consolidated basis.

Section 1.03 Rules of Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the use of any gender herein shall be deemed to include the other gender;

(b) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Sections, Paragraphs and other subdivisions of this Agreement;

(c) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(e) the term "include" or "including" is by way of example and not limitation;

(f) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(g) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and

(h) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE 2 - LINE OF CREDIT

Section 2.01 Line of Credit Facility.

(a) Lender will provide a revolving line of credit facility to Borrower (the "Line of Credit") under which, upon the request of Borrower from time to time during the Line of Credit Availability Period (defined in this Article), Lender will make loans (the "Line of Credit Advances" and each a "Line of Credit Advance") in an aggregate principal amount not to exceed EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000.00) (the "Line of Credit Maximum Amount").

(b) Subject to the provisions of Article 7, Line of Credit Advances shall be available during the period beginning on the Closing Date through but not including the Line of Credit Termination Date (defined in this Article), or such earlier date as the availability of the Line of Credit may be suspended or terminated as provided in this Agreement (that period, the "Line of Credit Availability Period").

(c) The Line of Credit Advances shall be evidenced by one promissory note of Borrower, in a form as provided by Lender (the "Line of Credit Note").

(d) The Line of Credit is a revolving line of credit facility. During the Line of Credit Availability Period, Borrower may repay principal amounts of the Line of Credit and re-borrow them.

Section 2.02 Interest. The Line of Credit Advances shall bear interest at a rate equal to one or more of the following optional rates, as selected by the Borrower:

(a) the Prime Rate plus 0.000% per annum, adjusted daily; or

(b) the LIBOR Rate plus 1.50%, adjusted on the first (1st) day of each calendar month (based on the LIBOR Rate in effect two Banking Days prior to the first (1st) day of each calendar month), such rate to remain fixed until the first (1st) day of the following calendar month, at which time it shall be to the then current LIBOR Rate plus 1.50% (based on the LIBOR Rate in effect two Banking Days prior to the first (1st) day of each calendar month); provided, however, that if the first (1st) day of any calendar month is not a Banking Day then the next Banking Day after the first (1st) day of any such calendar month.

Section 2.03 Required Payments.

(a) Borrower shall pay all accrued unpaid interest on Line of Credit Advances in arrears on the first (1st) day of each month.

(b) All unpaid principal and unpaid accrued interest on the Line of Credit Advances shall be paid on June 30, 2013 (the "Line of Credit Termination Date").

Section 2.04 Letters of Credit.

(a) During the Line of Credit Availability Period, at the request of the Borrower, Lender will issue one or more standby letters of credit (collectively, the "Letters of Credit") each with a maximum maturity of 365 days (excluding any automatic renewals).

(b) The aggregate amount of the Letters of Credit outstanding at any one time (including the drawn and unreimbursed amounts of the Letters of Credit) may not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

(c) In calculating the principal amount outstanding under the Line of Credit, the calculation shall include the amount of the Letters of Credit outstanding, including amounts drawn on the Letters of Credit and not yet reimbursed.

(d) The Borrower agrees:

(i) Any sum drawn under the Letters of Credit may, at the option of Lender, be added to the principal amount outstanding under the Line of Credit. The amount will bear interest and be due as described elsewhere in this Agreement.

(ii) If there is an Event of Default under this Agreement, to immediately prepay and make Lender whole for any outstanding letters of credit.

(iii) The issuance of the Letters of Credit and any amendment to the Letters of Credit is subject to Lender's written approval and must be in form and content satisfactory to Lender and in favor of a beneficiary acceptable to Lender.

(iv) To sign Lender's form application and agreement for standby letter of credit.

(v) To pay any issuance and/or other fees that Lender notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

(vi) To allow Lender to automatically charge the Designated Account for applicable fees, discounts, and other charges.

(vii) To pay Lender a non-refundable fee equal to 1.5% per annum of the outstanding undrawn amount of the Letters of Credit, payable in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated. If there is an Event of Default under this Agreement, at Lender's option, the amount of the fee shall be increased to 6.5% per annum, effective starting on the day Lender provides notice of the increase to the Borrower.

Section 2.05 Mandatory Repayments. If at any time the unpaid principal balance of the Line of Credit exceeds the Line of Credit Maximum Amount, including as a result of Section 2.06, then, no later than five (5) days after demand by Lender, Borrower shall repay that portion of the principal balance thereof in excess of the Line of Credit Maximum Amount, along with all unpaid accrued interest on that portion.

Section 2.06 Additional Collateral; Reduction in Line of Credit Maximum Amount.

(a) Prior to April 15, 2009, the Borrower shall provide Lender with additional real estate as Collateral (the "Additional Real Estate") and Borrower shall satisfy all of the following in relation to the Additional Real Estate:

(i) Borrower shall provide Lender an executed deed of trust in form and substance acceptable to Lender (the "Additional Deed of Trust");

(ii) Borrower shall provide a CLTA lender's title insurance policy effective as of a date no earlier than the date and time of recording of the Additional Deed of Trust, which insures the priority Lien position in favor of Lender and includes any endorsements as may be required by Lender (the "Additional Title Policy");

(iii) Borrower shall have completed an environmental questionnaire for the Additional Real Estate;

(iv) Borrower shall provide Lender evidence of a source of water on the Additional Real Estate sufficient for Borrower's operations;

(v) Lender shall have received an appraisal of the Additional Real Estate at the expense of the Borrower and in form and substance satisfactory to Lender in Lender's sole discretion;

(vi) Borrower shall provide Lender evidence of insurance coverage on the Additional Real Estate, as required by this Agreement or any other Loan Document;

(vii) Borrower shall provide Lender evidence that all required licenses, permits or other documentation from any Governmental Authority for the Borrower's operations and business on the Additional Real Estate have been received; and

(viii) Borrower shall provide Lender with any other evidence or documentation related to the Additional Real Estate as Lender may reasonably require.

(b) On April 15, 2009, Lender shall reduce the Line of Credit Maximum Amount to the greater of (i) $69,900,000.00 or (ii) $69,900,000.00 plus 60% of the appraised value of any Additional Real Estate that has satisfied all of the terms and conditions of Section 2.06(a); provided, however, that at no time shall the Line of Credit Maximum Amount exceed $80,000,000.00. Borrower shall be required to make any mandatory repayments required by Section 2.05 as a result of any reduction in the Line of Credit Maximum Amount. Once reduced in accordance with this Section 2.06, the Line of Credit Maximum Amount may not be increased.

ARTICLE 3 - GENERAL PROVISIONS

Section 3.01 Requests

(a) All requests for a Line of Credit Advance (a "Request") shall be subject to the following:

(i) there shall have occurred no Event of Default or event which with the passage of time or the giving of notice to Borrower would constitute an Event of Default;

(ii) Unless the Lender proceeds under (b) below Requests shall be in writing complying the requirements of **Section 14.12**;

(iii) each Request shall specify: (A) the date Borrower requests the Line of Credit Advance; (B) the amount of the Line of Credit Advance; and (C) the rate to be applicable to the Line of Credit Advance;

(iv) unless utilizing the Line of Credit in full, each Request for a new Line of Credit Advance shall be in an amount not less than $10,000.00;

(v) Requests shall be received by Lender not later than 12:00 noon (Pacific time) on the date on which the requested action is to be taken.

(b) Borrower requests Lender to rely upon and honor telephonic, telefax, or email instructions for advances or repayments or for the designation of optional interest rates, given, or purported to be given, by any one of the individuals authorized in writing to sign the Loan Documents, on behalf of Borrower, or any other individual designated in writing by any one of such authorized signers. Lender shall incur no liability for its acts or omissions which result from interruption of communications, misunderstood communications or instructions from unauthorized persons, unless caused by the gross negligence or willful misconduct of Lender or its officers or employees. BORROWER AGREES TO PROTECT LENDER AND HOLD IT HARMLESS FROM ANY AND ALL LOSS, DAMAGE, CLAIM, EXPENSE (INCLUDING LEGAL FEES) OR INCONVENIENCE, HOWEVER ARISING, WHICH LENDER SUFFERS OR INCURS OR MIGHT SUFFER OR INCUR, BASED ON OR ARISING OUT OF SAID ACTS OR OMISSIONS. Borrower agrees to promptly review all confirmations, if any, sent to Borrower by Lender. Borrower understands that these confirmations are not legal contracts but only evidence of the valid and binding oral contract which Borrower has already entered into with Lender. In the event of a conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of any such confirmation, the provisions of this Agreement will prevail.

(c) Borrower may from time to time convert all or part of any Line of Credit Advance bearing another optional rate of interest (a "Rate Conversion"), subject to the following: (a) Lender shall receive Borrower's request for a Rate Conversion (a "Rate Request") delivered to Lender before 12:00 noon (Pacific time) at least one Banking Day prior to the effective date, specifying the amount of the Line of Credit Advance subject to the Rate Conversion and the rate to be applicable to the Line of Credit Advance; (b) a Rate Conversion of a LIBOR Rate Loan may take place only on the last day of the respective Interest Period; (c) except for Rate Conversions into Prime Rate Loans, no Rate Conversions will be made while an Event of Default exists or if the interest rate for that Line of Credit Advance would exceed the Maximum Rate, and (d) each LIBOR Rate Loan shall be not less than $10,000.00. Rate Requests shall be irrevocable.

Section 3.02 Interest.

(a) Interest shall be calculated by Lender on the basis of a 360 day year and the actual number of days (including the first day but excluding the last day) elapsed.

(b) Subject to the provisions of **Section 3.02(f)**, there is no limit on the amount that the rate of interest on the Line of Credit Advances may increase or decrease at any one time, or in the aggregate throughout the term of the Line of Credit.

(c) At Lender's sole option in each instance, subject to the provisions of **Section 3.02(f)**, any sum (including, without limitation, principal, interest, principal and interest combined, fees, costs, or expenses) required to be paid to Lender under the terms and conditions of the Loan Documents and not paid when due shall bear interest at the Default Rate from the date due.

(d) Upon the occurrence of an Event of Default, at Lender's sole option in each instance, all principal and, to the extent permitted by applicable law, any interest, fees and other amounts owing hereunder, shall bear interest, from the date of such Event of Default until the date Lender, in

writing, acknowledges that such Event of Default is waived or cured or all Obligations are paid in full, at the Default Rate. Interest payable at the Default Rate shall be payable from time to time on demand or, if not sooner demanded, on the first day of each month.

(e) Subject to the provisions of **Section 3.02(f)**, and unless otherwise prohibited by applicable law, Lender may charge interest on interest if and to the extent permitted under the provisions of this Agreement or the other Loan Documents.

(f) At no time shall Borrower be obligated or required to pay interest at a rate that exceeds the Maximum Rate. If Borrower is at any time required or obligated to pay interest on the principal balance due under the Loan Documents at a rate in excess of the Maximum Rate, the applicable rate shall be deemed to be immediately reduced to the Maximum Rate and all previous payments in excess of the Maximum Rate shall be deemed to have been payments in reduction of principal, without prepayment premium or penalty, and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of Borrower's indebtedness to Lender under this Agreement and the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Line of Credit until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate for so long as the indebtedness is outstanding.

(g) The LIBOR Rate is not necessarily the lowest rate charged by Lender on its loans. If the LIBOR Rate becomes unavailable prior to the Line of Credit Termination Date, then any LIBOR Rate Loan shall automatically be converted into a Loan bearing interest at the applicable Prime Rate on the last day of the then current LIBOR Rate Interest Period. Lender will tell Borrower the current LIBOR Rate upon Borrower's request.

Section 3.03 **Disbursements and Payments**

(a) Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower resulting from each Line of Credit Advance made from time to time hereunder and the amounts of principal, interest and other charges payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be *prima fascie* evidence of the existence and amounts of the obligations of Borrower therein recorded.

(b) So long as any Obligations shall remain unpaid, Borrower will maintain the Designated Account in good standing. All Line of Credit Advances will be deposited in the Designated Account. BORROWER HEREBY GRANTS TO LENDER A SECURITY INTEREST IN THE DESIGNATED ACCOUNT AND IN ANY OTHER ACCOUNTS FROM WHICH BORROWER MAY FROM TIME TO TIME AUTHORIZE LENDER TO DISBURSE THE PROCEEDS OF OR DEBIT PAYMENTS DUE ON ALL LINE OF CREDIT ADVANCES.

(c) Borrower agrees that, Lender may, at its option, debit the Designated Account, on the due date, for all interest and principal payments, any fees and expenses, and any other amounts to be paid by Borrower under the Loan Documents (hereafter, "Direct Debit Payments"). Lender shall give Borrower not less than ten (10) days notice before beginning Direct Debit Payments. If Lender elects to initiate Direct Debit Payments, Borrower will thereafter maintain sufficient funds in the Designated Account on the dates Lender enters debits for Direct Debit Payments. If there are insufficient funds in the Designated Account on the date Lender enters any debit authorized by this Agreement, Lender may reverse the debit. Borrower agrees to execute and deliver to Lender any standard form, if any, required by Lender, confirming the terms of this **Section 3.03**.

(d) To the extent permitted by applicable law, all payments to Lender will be applied to pay the Obligations in such order of priority as determined by Lender, in its sole discretion. The early or late date of making a monthly payment will be disregarded for purposes of allocating the payment between principal and interest. For this purpose, the payment will be treated as though made on the date due.

Section 3.04 Prepayments. Payments may be made without prepayment premium or penalty, except that, at the option of Lender, all Prepayments shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

ARTICLE 4 - PROMISE TO PAY

Section 4.01 **Promise to Pay** Borrower promises and agrees to pay to Lender in full the aggregate principal amount of all Line of Credit Advances and all accrued interest thereon, and all fees, expenses, and other amounts due and payable under this Agreement, in accordance with the terms and conditions of this Agreement.

ARTICLE 5 – COLLATERAL

Section 5.01 **Collateral.** The Obligations shall be secured by a perfected first priority lien and/or security interest (subject only to Permitted Liens (defined in **Section 10.02**) entitled to priority under applicable law) in Borrower's interest in the following, whether now owned or hereafter acquired, pursuant to the terms of the Collateral Documents: (a) the Real Estate; (b) all fixtures, and all other equipment and machinery used in the operation of the Real Estate; (c) all "Personalty" (as that term is defined in the Collateral Documents); (d) accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral; (e) substitutes or replacements for any Collateral; (f) all proceeds, products, rents and profits of any Collateral; (g) all rights under warranties and insurance contracts covering the Collateral; (h) any causes of action relating to the Collateral; and (i) books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (the property described in this **Section 5.01**, together with Borrower's interest in any other real or personal property granted or assigned to Lender as security for all or a portion of the Obligations is herein referred to as the "Collateral").

ARTICLE 6 – CLOSING CONDITIONS

Section 6.01 Closing Requirements. The obligations of the Lender to make the initial Line of Credit Advance shall be subject to the satisfaction of the following in a form and in substance satisfactory to Lender:

(a) Governing Documents; Evidence of Good Standing; Authorizations. If Borrower is anything other than a natural person: (i) evidence acceptable to Lender that it is duly organized and existing in its state of organization and is in good standing in each state in which it conducts its business; (ii) copies of all its formation and governing documents; and (iii) evidence acceptable to Lender that the execution, delivery and performance of each Loan Document to which it is a party, is within its powers and has been duly authorized.

(b) Line of Credit Note. Signed original Amended and Restated Line of Credit Note.

(c) Deed of Trust. Signed and acknowledged original deeds of trust, security agreements and assignments of lessor's interest in leases and rents, as required by Lender, encumbering the Real Estate and granting Lender a Lien upon and security interest in the Collateral associated therewith (collectively, the "Deed of Trust").

(d) Title Insurance. A CLTA lender's title insurance policy effective as of a date no earlier than the date and time of recording of the Deed of Trust, with endorsements as required by Lender (the "Title Policy").

(e) Environmental Information. A completed Borrower environmental questionnaire (the "Environmental Information").

(f) Water Rights. Evidence of a source of water sufficient for Borrower's operations.

(g) Appraisal. Appraisals of the Real Estate (the "Appraisal") showing a combined market value of not less than $116,500,000.00, and otherwise acceptable to Lender.

(h) Insurance. Evidence of insurance coverage, as required by this Agreement or any other Loan Document.

(i) Permits/Approvals. Evidence that all required licenses, permits or other Governmental Authority for the Borrower's operations and business have been received.

(j) Payment of Fees. Payment of all fees and other amounts due and owing to Lender.

(k) Opinion of Borrower's Counsel. An opinion of Borrower's counsel in form and substance satisfactory to Lender.

(l) Other. Such other documents and information as Lender may request.

Section 6.02 Representations and Warranties. The following statements shall be true and the receipt by Borrower of the proceeds of any Line of Credit Advance shall be deemed to constitute a representation and warranty by Borrower that such statements are true on that date:

(a) the representations and warranties contained in this Agreement and in other Loan Documents are correct on and as of the date of such Line of Credit Advance as though made on and as of such date;

(b) no Event of Default or event which, with the passage of time or the giving of notice would constitute an Event of Default, has occurred or would result from the Line of Credit Advance;

(c) there has been no change in the financial condition, business, properties, or results of operations of Borrower that would have a Material Adverse Effect as to such Person; and

(d) there has been no change in the management or the ownership structure of Borrower that would have a Material Adverse Effect as to such Person.

ARTICLE 7 - CONDITIONS TO LINE OF CREDIT ADVANCES

The Lender's obligation to make each Line of Credit Advance shall be subject to the further conditions precedent that on the Drawdown Date:

Section 7.01 Representations and Warranties. The following statements shall be true (and Borrower shall be deemed to warrant and represent to Lender that such statements are true) on such date:

(a) the representations and warranties contained in this Agreement and in other Loan Documents are correct as though made on that date;

(b) no Event of Default or event which, with the passage of time or the giving of notice would constitute an Event of Default, has occurred and remains uncured or would result from the additional Line of Credit Advance;

(c) there has been no change in the financial condition of Borrower since the effective date of this Agreement, that would have a Material Adverse Effect on Borrower;

(d) the unpaid principal amount of all outstanding Line of Credit Advances, together with the amount of any such additional Line of Credit Advance does not exceed the respective Line of Credit Maximum Amount;

Section 7.02 Other Approvals, Opinions and Documents. Lender shall have received such other approvals, opinions, or documents as Lender may request in writing, including, without limitation:

(a) a Request or Rate Request meeting the requirements of **Section 3.01(a)** and **(c)**, respectively;

(b) such other documents and information as Lender may require.

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 8.01 Formation; Existence, Etc. If Borrower is anything other than a natural person, it has complied with all applicable laws concerning its organization, existence and the transaction of its business, and is in existence and good standing in its state of organization and each state in which it conducts its business. The execution, delivery and performance by Borrower of each Loan Document to which it is a party, is within Borrower's powers and authority and has been duly authorized.

Section 8.02 No Conflicts. To Borrower's knowledge, the Loan Documents do not conflict with any applicable law.

Section 8.03 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

Section 8.04 Financial Information. The financial and other information supplied to Lender in connection with this Agreement is complete and accurate in all material respects as to the financial condition of Borrower (and, if applicable, any of its partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities. Since the date of such financial information provided to Lender, there has been no Material Adverse Effect as to Borrower. (The financial and other information supplied or to be supplied to Lender in connection with this Agreement is herein referred to as the "Financial Information.")

Section 8.05 Lawsuits. There is no lawsuit, tax claim or other dispute pending or to Borrower's knowledge threatened against Borrower that, if determined adverse to Borrower, is reasonably likely to have a Material Adverse Effect.

Section 8.06 No Judgments or Orders. Borrower is not the subject of any judgment, writ, injunction, decree, or rule of any court, arbitrator, or Governmental Authority.

Section 8.07 Other Indebtedness. This Agreement does not conflict with, nor is Borrower in default on any credit agreement, indenture, purchase agreement, guaranty, Capital Lease, or other investment, agreement, or arrangement presently in effect providing for or relating to extensions of credit in respect of which Borrower is in any manner directly or contingently obligated.

Section 8.08 Taxes. Borrower has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

Section 8.09 Ownership and Liens. Borrower and each other Person which is a party to any Collateral Document have title to, or (in the case of leased property) valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the Financial Information (other than any properties or assets disposed of in the ordinary course of business), and none of the Collateral is subject to any Lien, offset or claim.

Section 8.10 Hazardous Substances. Before signing this Agreement, Borrower researched, to the satisfaction of Borrower, and inquired into the previous uses and ownership of the Real Estate. Based on that due diligence, to the best of Borrower's knowledge, no Hazardous Substance has been disposed of or released or otherwise exists in, on, under or onto the Real Estate, except as Borrower has disclosed to Lender in the Environmental Information.

Section 8.11 Compliance With Law. Borrower is in compliance with all applicable laws (including, without limitation, all Environmental Laws). Borrower has not received any notices of violations of any applicable laws. There are no claims, actions, proceedings or investigations pending or threatened against Borrower or affecting the Collateral with respect to any violations of applicable laws.

Section 8.12 **Borrower Not a "Foreign Person"**. Borrower is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued there under from time to time, and published interpretations thereof.

Section 8.13 **No Event of Default**. There is no event which is, or with notice or lapse of time or both would be, an Event of Default.

ARTICLE 9 - AFFIRMATIVE COVENANTS

So long as any Obligations shall remain unpaid or Lender has any obligation to make Line of Credit Advances, Borrower shall:

Section 9.01 **Use of Proceeds**. The Line of Credit Advances shall be used for purposes of refinancing existing debt, financing future real estate transactions and other investments and for general working capital needs associated with Borrower's agricultural operations; and no portion of the Line of Credit Advances shall be used for personal, family, or household purposes.

Section 9.02 **Financial Reporting Requirements**. Provide the following:

(a) Annual Financial Statements. Within 120 days after the end of each fiscal year, Borrower's annual financial statements in a form acceptable to Lender audited by a CPA, along with any notes and a copy of the CPA's letter to each.

(b) Quarterly Financial Statements. Within 45 days after the last day of January, April, July and October of each year, Borrower's quarterly financial statement in a form acceptable to Lender. These financial statements may be internally prepared.

(c) Annual Property Operating Statement. Within 120 days after the end of each fiscal year, Borrower's financial statements in a form acceptable to Lender relating to each separate and distinct portion of the Real Estate. These financial statements may be internally prepared.

(d) Annual Compliance Certificate. Along with the "Annual Financial Statements" to be provided in accordance with Section 9.02(a) above, a Compliance Certificate, in the form as set forth on **Exhibit "A"** attached hereto and incorporated herein by this reference.

(e) Additional Information. Such other reports, records or other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary, as Lender may from time to time request.

Section 9.03 **Books and Records**. Maintain adequate books and records.

Section 9.04 **Notices**. Within five days notify Lender in writing of: (a) any lawsuit, tax claim or other dispute pending or threatened against Borrower in an amount greater than $100,000; (b) any substantial dispute between Borrower and any Governmental Authority; (c) any failure by Borrower to comply with this Agreement; (d) any Material Adverse Effect as to Borrower; (e) any change in Borrower's name, legal structure, place of business, or chief executive office or (f) if Borrower knows, suspects or believes there may be any Hazardous Substance in or around the Real Estate, or in the soil, groundwater or soil vapor on or under the Real Estate, or that Borrower or the Real Estate may be subject to any threatened or pending investigation by any Governmental Authority under any applicable law pertaining to any Hazardous Substance.

Section 9.05 **Inspections and Audits**. Allow Lender and its agents to (a) inspect the Collateral (including, without limitation, taking and removing environmental samples, and conducting tests on any part of the Real Estate); (b) appraise and periodically reappraise all or any portion of the Collateral; and (c) examine, audit and make copies of books and records at any reasonable time. If any of the Collateral or Borrower's books or records are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits and to respond to Lender's requests for information concerning such properties, books and records. In connection with the foregoing, Lender has no duty to inspect or conduct appraisals of Borrower's properties or to examine, audit or copy books and records and Lender shall not incur any obligation or liability by reason of not making any such inspection, appraisal or inquiry. In the event that Lender

inspects or appraises Borrower's properties or examines, audits or copies books and records, Lender will be acting solely for the purposes of protecting Lender's security and preserving Lender's rights under this Agreement.

Section 9.06 **Maintenance of Existence.** If Borrower is anything other than a natural person, preserve and maintain, and cause each Subsidiary to preserve and maintain, its existence in the jurisdiction of its formation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified to conduct its business in each jurisdiction in which such qualification is required.

Section 9.07 **Maintenance and Repair.** Make any repairs, renewals, or replacements to keep the Collateral, in good condition and repair, and to pay when due all claims for labor performed and materials furnished therefore in connection with any improvements or construction activities.

Section 9.08 **Maintenance of Insurance.** Maintain, and cause to be maintained policies of insurance as required by Lender, including (a) public liability insurance; (b) all risk property damage insurance policies covering tangible property comprising the Collateral for the full insurable value on a replacement cost basis; (c) general business insurance as is usual for the business of Borrower; (d) workers' compensation insurance as required by law; (d) flood insurance (if the Real Estate is situated in a designated flood hazard area or becomes situated in a designated flood hazard area after the date of this Agreement as a result of any re-mapping of flood insurance maps by the Federal Emergency Management Agency); and (e) such additional insurance as required by Lender from time to time. Lender shall be named as a mortgagee and loss payee under the coverage described in clauses (b) and (c) above, and named as an additional insured under the coverage described in clause (a) above. All policies of insurance must be issued by companies approved by Lender and must be acceptable to Lender as to amounts, forms, risk coverages, deductibles, expiration dates, and loss payable and cancellation provisions. In addition, each required policy must contain such endorsements as Lender may require and must provide that all proceeds be payable to Lender to the extent of its interest. If Borrower fails to keep any required coverage in effect while the Loan is outstanding, Lender may (but shall not be obligated to) procure the coverage at Borrower's expense. Borrower shall reimburse Lender, on demand, for all premiums advanced by Lender, which advances are considered to be additional loans to Borrower secured by the Collateral.

Section 9.09 **Major Subsidiaries.** Cause any Subsidiary which, as of the date of this Agreement or in the future (a) generates greater than 15% of total EBITDA generated by Borrower and its Subsidiaries, on a consolidated basis, or (b) owns greater than 15% of the assets of Borrower and its Subsidiaries, on a consolidated basis, to, at the option of Lender, become a co-borrower under the terms of this Agreement or guaranty the payment of all of the Obligations, pursuant to such instruments and agreements required by Lender.

Section 9.10 **Compliance With Laws.** Comply, and cause any Subsidiary and all occupants of the Collateral, to comply with all applicable laws (including, without limitation, all Environmental Laws (defined **Section 1.01**). Material compliance with the provisions of this **Section 9.10** shall include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon Borrower or any Subsidiary or any of its respective properties.

Section 9.11 **Hazardous Substances.** Promptly, at Borrower's sole cost and expense, take all reasonable actions with respect to any Hazardous Substances or other environmental condition at, on, or under the Real Estate necessary to (a) comply in all material respects with all applicable Environmental Laws; (b) allow continued use, occupation or operation of the Real Estate; or (c) maintain the fair market value of the Real Estate. Borrower acknowledges that Hazardous Substances may permanently and materially impair the value and use of the Real Estate.

Section 9.12 **Performance of Acts.** Upon request by Lender, perform all acts which may be necessary or advisable to perfect any Lien provided for in this Agreement or the Collateral Documents, or to carry out the intent of this Agreement or the other Loan Documents.

Section 9.13 **Credit Report.** Borrower authorizes Lender to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Borrower. It is understood that a photocopy of the consent for release of

information, general authorization or similar document on file with Lender, if any, shall serve as the authorization to provide the information requested from time to time.

Section 9.14 Hedging Obligations. Promptly upon demand pay or cause to be paid to Lender, any sums due and owing to Rabobank International or any other Affiliate of Lender under any indemnification, hold harmless agreement, reimbursement agreement, risk allocation agreement, or other instrument or agreement under which Lender agrees to pay or to reimburse Rabobank International or such affiliate for any losses it incurs as a result of nonpayment of Hedging Obligations due and owing by the Borrower to Rabobank International or such other Affiliate.

ARTICLE 10 - NEGATIVE COVENANTS

So long as any Obligations shall remain unpaid or Lender has any obligation to make Line of Credit Advances, Borrower shall not, without the prior written consent of Lender:

Section 10.01 Other Debt. Have outstanding or incur or permit any Subsidiary to have outstanding or incur any Debt; provided, that this **Section 10.01** shall be deemed to not prohibit: Debt disclosed on **Schedule 10.01** attached hereto and incorporated herein by this reference; acquiring goods, supplies or merchandise on normal trade credit; obtaining surety bonds in the usual course of business; and Hedging Obligations to Rabobank International.

Section 10.02 Liens. Create, assume or allow (or permit any Subsidiary to create, assume or allow) any Lien (including judicial liens) in, or offset or claim against any real or personal property Borrower or any Subsidiary now or later owns, except: the Liens created under the Collateral Documents and other deeds of trust and security agreements in favor of Lender; Liens and other exceptions to title to the Real Estate appearing as exceptions to the Title Policy approved by Lender; Liens for taxes not yet due; Liens, offsets and claims disclosed on **Schedule 10.02** attached hereto and incorporated herein by this reference; and additional purchase money security interests in equipment acquired after the date of this Agreement (those Liens permitted under this **Section 10.02**, the "Permitted Liens").

Section 10.03 Loans to Others. Guaranty the obligations of any Person.

Section 10.04 Change of Management. Make any substantial change in the present executive or management personnel of Borrower.

Section 10.05 Changes in Business. Engage in or permit any Subsidiary to engage in any business activities substantially different from Borrower's or any Subsidiary's present business; recapitalize or reclassify any of the Borrower's capital stock; liquidate or dissolve Borrower's or any Subsidiary's business; enter into or permit any Subsidiary to enter into any consolidation, merger, or other combination; acquire all or substantially all of the assets or any stock of any corporation or other entity; or become or permit any Subsidiary to become a partner in a partnership, a member of a joint venture or a member of a limited liability Borrower.

Section 10.06 Accounting System. Make any material change or modification of Borrower's manner and method of accounting except as required by GAAP.

Section 10.07 Sale or Encumbrance of Assets. Sell, assign, lease, transfer, or otherwise dispose of the Collateral or any of Borrower's interest in its real or personal property or other assets, or permit the sale, assignment, lease, transfer, or other disposition of any Subsidiary's real or personal property or assets, except in the ordinary course of Borrower's business.

Section 10.08 Acquisitions. Acquire or purchase or permit any Subsidiary to acquire or purchase a business or its assets.

Section 10.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or any Subsidiary as would be obtainable by any Borrower or any Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

ARTICLE 11 - FINANCIAL COVENANTS

So long as any Obligations shall remain unpaid or Lender has any obligation to make Line of Credit Advances, Borrower shall:

Section 11.01 Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0 (on an annual basis), measured as of Borrower's fiscal year end for the year 2008 and each fiscal year thereafter based on the financial statements provided in accordance with Section 9.02(a).

ARTICLE 12 - EVENTS OF DEFAULT AND REMEDIES

Section 12.01 Events of Default. The occurrence of any of the following shall constitute an event of default under this Agreement (an "Event of Default"):

(a) the Financial Information or any representation or warranty or contained in the Loan Documents proves to be substantially incorrect or materially misleading;

(b) Borrower fails to make any payment of principal or interest on the Line of Credit Advances, or fails to make any other payment required under the Loan Documents or any Hedging Agreement when due;

(c) Borrower does not (i) pay (or cause payment of) all real estate taxes assessed on the Collateral prior to the date when delinquent; (ii) maintain all policies of insurance required under the Loan Documents and pay (or cause payment of) all premiums for such insurance on or prior to the date when due; and (iii) maintain the Collateral (or cause the Collateral to be maintained) in good condition and repair, all in accordance with the terms and conditions of the Deed of Trust;

(d) one or more Judgments not covered by applicable insurance in excess of $250,000.00 in the aggregate is rendered against Borrower and such Judgments continue unsatisfied and in effect for a period of 30 consecutive days without being stayed or bonded pending appeal;

(e) any federal tax lien is filed against Borrower or the Collateral and same is not discharged of record within thirty (30) days after same is filed;

(f) any Insolvency Proceeding is initiated by Borrower or any Insolvency Proceeding initiated against Borrower by another Person is not discharged within 60 days after filing;

(g) the violation of any covenant prohibiting the sale or encumbrance of assets;

(h) any "Event of Default" as that term is defined in any of the Loan Documents other than this Agreement, or any other default in the payment or performance of a term or condition of those other Loan Documents which is not cured within any applicable cure or grace period, if any, contained therein;

(i) any Material Adverse Effect as to Borrower;

(j) for more than ten (10) days after notice from Lender, Borrower shall continue to be in non-compliance with any financial reporting requirement or financial covenant under the terms of this Agreement; or

(k) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Agreement not previously described in this **Section 12.01**, which can be cured by the payment of a sum of money; or

(l) for 30 days after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Agreement not previously described in this **Section 12.01**, set forth above; provided that if such default cannot reasonably be cured within such 30 day period and Borrower shall have commenced to cure such default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, up to a maximum of 90 days.

Section 12.02 Remedies. Upon the occurrence of an Event of Default, Lender may:

(a) without notice to Borrower, declare any obligation of Lender to make Line of Credit Advances to be terminated or suspended, whereupon the same shall forthwith terminate or suspend;

(b) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, except as expressly provided herein or in any other Loan Document; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (i) any obligation of Lender to make Line of Credit Advances shall automatically be terminated and (ii) the Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower; and

(c) exercise all other rights and remedies afforded to Lender under the Loan Documents or by applicable law or equity and apply all proceeds received by Lender from the sale or other liquidation of the Collateral when an Event of Default exists to the Obligations in any order specified by Lender.

ARTICLE 13 - EXPENSES

Section 13.01 Expenses. Borrower shall pay on demand all reasonable out of pocket costs and expenses incurred by Lender in connection with the making, administration or enforcement of the Line of Credit Advances, including, without limitation, the following:

(a) Real Estate title examination and the Title Policy (including endorsements)

(b) Legal Fees and expenses incurred in connection with the preparation of the Loan Documents and the Closing;

(c) search filing fees in connection with the perfection of Lender's security interests under the Uniform Commercial Code;

(d) taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents

(e) any inspections or the investigation of any alleged default and/or the preservation or enforcement of any rights of Lender; and

(f) enforcement of the Loan Documents, whether by negotiation, legal proceedings, or otherwise, including, without limitation, in the context of any bankruptcy proceedings.

Section 13.02 Indemnity for Expenses. BORROWER AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT FROM ANY DELAY IN PAYING OR OMISSION TO PAY ANY AND ALL STAMP AND OTHER TAXES AND FEES PAYABLE OR DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION, DELIVERY, FILING, AND RECORDING OF ANY OF THE LOAN DOCUMENTS, AND SUCH TAXES AND FEES.

Section 13.03 Survival. Borrower's obligations to Lender under this **Section 13.03** shall survive termination of this Agreement and repayment of Borrower's obligations to Lender under this Agreement, and shall also survive as unsecured obligations after any acquisition by Lender of the Collateral or any part of it by foreclosure or any other means.

ARTICLE 14 - MISCELLANEOUS

Section 14.01 References to Credit Agreement. From and after the Closing Date: each reference in the Line of Credit Note, the Collateral Documents or any other Loan Documents to the Credit Agreement shall mean and be a reference to this Credit Agreement, as it may hereafter be amended, modified or restated.

Section 14.02 __Inspections and Reports__. No site visit, observation or testing or any report or findings made as a result thereof (a) will result in a waiver of any default of Borrower; or (b) be a representation or warranty of any kind regarding the Collateral or Borrower's business or financial condition. Neither Borrower nor any other Person is entitled to rely on any inspection or other inquiry of or appraisal by Lender. Borrower further understands and agrees that any appraisal, report or other information regarding a site visit, observation or testing that is disclosed to Borrower by Lender or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Borrower) by Borrower without advice or assistance from Lender. Lender owes no duty of care to protect Borrower or any other Person against, or to inform Borrower or any other Person of, any adverse condition that may be observed as affecting Borrower's properties or premises, or Borrower's business. Lender may in its reasonable discretion disclose any report, appraisal, or other information regarding a site visit, observation or testing as a result of, or in connection with, any inspection of Borrower's properties, to any other Person (including, without limitation, any Governmental Authority).

Section 14.03 __Indemnity__. BORROWER HEREBY INDEMNIFIES AND HOLDS LENDER AND RABOBANK INTERNATIONAL HARMLESS FROM AND AGAINST AND SHALL REIMBURSE LENDER AND RABOBANK INTERNATIONAL WITH RESPECT TO ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS AND EXPENSES (INCLUDING LEGAL FEES AND COURT COSTS) OF ANY AND EVERY KIND OF CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT BY REASON OF OR ARISING OUT OF (A) THE MATERIAL BREACH OF ANY REPRESENTATION OR WARRANTY BY BORROWER TO LENDER MADE IN CONNECTION WITH THE LOAN OR TO RABOBANK INTERNATIONAL MADE IN CONNECTION WITH ANY HEDGING AGREEMENT; (B) THE FAILURE OF BORROWER TO PERFORM ITS OBLIGATIONS IN THIS AGREEMENT OR ANY LOAN DOCUMENT TO WHICH IT IS A PARTY; (C) THE OWNERSHIP, OPERATION, OR USE OF THE COLLATERAL; OR (D) THE PRESENCE, AT ANY TIME, OF ANY HAZARDOUS SUBSTANCE IN OR AROUND ANY PART OF THE REAL ESTATE (COLLECTIVELY, AN "**INDEMNITY CLAIM**"), WHETHER BASED ON THEORIES OF DERIVATIVE LIABILITY, COMPARATIVE NEGLIGENCE OR OTHERWISE, EXCEPT TO THE EXTEND CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THIS INDEMNITY EXTENDS TO LENDER, ITS PARENT, SUBSIDIARIES, RABOBANK INTERNATIONAL AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS. UPON DEMAND BY LENDER OR RABOBANK INTERNATIONAL, BORROWER WILL DEFEND ANY INVESTIGATION, ACTION OR PROCEEDING ALLEGING THE PRESENCE OF ANY HAZARDOUS SUBSTANCE WHICH AFFECTS THE REAL ESTATE OR WHICH IS BROUGHT OR COMMENCED AGAINST LENDER OR RABOBANK INTERNATIONAL, WHETHER ALONE OR TOGETHER WITH BORROWER OR ANY OTHER PERSON, ALL AT BORROWER'S OWN COST AND BY COUNSEL TO BE APPROVED BY LENDER OR RABOBANK INTERNATIONAL IN THE EXERCISE OF ITS REASONABLE JUDGMENT; PROVIDED, HOWEVER, THE INDEMNIFICATION CONTAINED IN THE FOREGOING CLAUSE SHALL NOT APPLY TO THE EXTENT SUCH HAZARDOUS SUBSTANCE IS RELEASED THROUGH NO FAULT OF BORROWER OR ITS RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS AFTER THE DATE OF (A) JUDICIAL OR NON-JUDICIAL FORECLOSURE OF THE DEED OF TRUST; (B) THE ACCEPTANCE BY LENDER OF A DEED IN LIEU OF SUCH FORECLOSURE; OR (C) THE TAKING OF ACTUAL POSSESSION AND PHYSICAL CONTROL OF THE REAL ESTATE BY LENDER. IN THE ALTERNATIVE, LENDER OR RABOBANK INTERNATIONAL MAY ELECT TO CONDUCT ITS OWN DEFENSE AT THE EXPENSE OF BORROWER. NOTWITHSTANDING ANY PROVISION IN THE DEED OF TRUST OR MORTGAGE ENCUMBERING THE REAL ESTATE, BORROWER'S OBLIGATIONS TO LENDER AND RABOBANK INTERNATIONAL UNDER THIS **SECTION 14.03** ARE NOT SECURED BY THE REAL ESTATE. BORROWER'S OBLIGATIONS TO LENDER AND RABOBANK INTERNATIONAL UNDER THIS **SECTION 14.03** SHALL SURVIVE TERMINATION OF THIS AGREEMENT AND REPAYMENT OF BORROWER'S OBLIGATIONS TO LENDER UNDER THIS AGREEMENT OR TO RABOBANK INTERNATIONAL UNDER ANY HEDGING AGREEMENT, AND SHALL ALSO SURVIVE AS UNSECURED OBLIGATIONS AFTER ANY ACQUISITION BY LENDER OF ANY OTHER PERSON OF THE COLLATERAL OR ANY PART OF IT BY FORECLOSURE OR ANY OTHER MEANS.

Section 14.04 Joint and Several Obligations of Borrower. If Borrower consists of more than one Person, each of Borrowers expressly acknowledges that it has benefited and will benefit, directly and indirectly, from each and every Line of Credit Advance and hereby acknowledges and undertakes, together with the other Borrowers, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations. Each of Borrowers hereby acknowledges that this Agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower further agrees that its liability hereunder and under any other Loan Document shall be absolute, unconditional, continuing and irrevocable. Each Borrower expressly waives any requirement that Lender exhaust any right, power or remedy and proceed against the other Borrowers under this Agreement, or any other Loan Documents, or against any other Person under any guaranty of, or security for, any of the Obligations.

Section 14.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document to which Borrower is a party without the prior written consent of Lender.

Section 14.06 One Agreement. This Agreement and the other Loan Documents required under this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

Section 14.07 Time of the Essence. Time is of the essence of this Agreement and any other instrument or agreement required by this Agreement.

Section 14.08 Governing Law. This Agreement and the Line of Credit Note shall be governed by, and construed in accordance with, the laws of the State of California.

Section 14.09 Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 14.10 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document shall be effective unless the same is in writing and signed by Lender.

Section 14.11 No Waiver. No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

Section 14.12 Notices, Etc.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed or delivered to the address specified below, or to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to Borrower and Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, upon delivery; or (B) if delivered by mail, four (4) Banking Days after deposit in the mails, properly addressed, postage prepaid; provided, however, that notices and other communications to Lender shall not be effective until actually received by Lender.

If to Borrower:

LIMONEIRA COMPANY
1141 Cummings Road
Santa Paul, CA 93060
(Attention: Don Delmatoff)

If to Lender:

RABOBANK, N.A.
45 E. River Park Place West, Suite 507
Fresno, CA 93720
(Attention: Ag Loan Closing Department)

(b) Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Reliance by Lender. Lender shall be entitled to rely and act upon any notices (including telephonic Requests) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

Section 14.13 Consent to Jurisdiction.

(a) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA STATE OR FEDERAL COURT SITTING IN ITS DISTRICT WHICH INCLUDES FRESNO, CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA COURT OR IN SUCH FEDERAL COURT. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO BORROWER AT ITS ADDRESS IN **SECTION 14.12**. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) Nothing in this **Section 14.13** shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of other jurisdictions.

Section 14.14 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which is, for all purposes deemed an original and all such counterparts taken together, constitute one and the same instrument.

Section 14.15 Waiver of Jury Trial. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER

LIMONEIRA COMPANY, a Delaware corporation

By: ______________________________
Harold S. Edwards, President and Chief Executive Officer

By: ______________________________
Don Delmatoff, Vice President of Finance and Administration and Chief Financial Officer

[signature page to Line of Credit Agreement]

LENDER

RABOBANK, N.A., a national banking association

By: ______________________________

Stephen N. Shinsky, Sr. Vice President